Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com

The Corporate Executive Board Company Reports First Quarter Results and

Reaffirms 2012 Guidance

Revenue Growth of 13.1%, Contract Value Growth of 10.3%

Arlington, Virginia—(May 2, 2012)—The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the first quarter ended March 31, 2012. Revenues increased 13.1% to $128.5 million for the first quarter of 2012 from $113.6 million for the first quarter of 2011. Income from continuing operations for the first quarter of 2012 was $15.6 million, or $0.46 per diluted share, compared to $12.1 million, or $0.35 per diluted share, for the same period of 2011. Adjusted net income was $15.8 million and non-GAAP diluted earnings per share was $0.47 in the first quarter of 2012 compared to $12.1 million and $0.35 for the same period of 2011, respectively.

Contract Value at March 31, 2012 increased 10.3% to $490.2 million compared to $444.6 million at March 31, 2011. Wallet retention rate at March 31, 2012 was 99% compared to 104% at March 31, 2011. Contract Value per member institution increased 1.5% at March 31, 2012 to $85,535 from $84,296 at March 31, 2011.

“We started the year by delivering steady financial performance and making further progress against our strategic objectives,” said Thomas Monahan, Chairman and Chief Executive Officer. “Our teams continued to secure important relationships, and laid the foundation for additional growth in 2012. We also strengthened our product portfolio with the previously-announced acquisition of Valtera and the launch of IT Roadmap Builder, the first offering on our newly-developed visualization technologies platform. We are on track to achieve our 2012 outlook.”

OUTLOOK FOR 2012

The Company reaffirms its 2012 annual guidance of Revenues of $535 to $555 million; Non-GAAP diluted earnings per share of $1.75 to $2.00; Depreciation and amortization expense of $20 to $22 million; capital expenditures of $12 to $15 million; and an Adjusted EBITDA margin of between 23.0% and 24.0%.

QUARTERLY DIVIDEND

The Company today announces that its Board of Directors has approved a cash dividend on its common stock for the second quarter of 2012 of $0.175 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on June 29, 2012 to stockholders of record at the close of business on June 15, 2012.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, includes a discussion of Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest income, net; depreciation and amortization; provision for income taxes; acquisition related costs; costs associated with exit activities; restructuring costs; and gain on acquisition. The term “Adjusted net income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of acquisition related costs, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of acquisition related costs, costs associated with exit activities, restructuring costs, and gain on acquisition.

We believe that Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Operating profit, which includes depreciation and amortization.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided below.

	Three Months Ended March 31,
	2012	2011
Net income	$15,561	$11,354
Loss from discontinued operations, net of provision for income taxes	—	706

Income from continuing operations	15,561	12,060
Interest income, net	(77)	(314)
Depreciation and amortization	5,029	4,055
Provision for income taxes	10,994	8,322
Acquisition related costs	476	—

Adjusted EBITDA	$31,983	$24,123

	Three Months Ended March 31,
	2012	2011
Net income	$15,561	$11,354
Loss from discontinued operations, net of provision for income taxes	—	706

Income from continuing operations	15,561	12,060
Acquisition related costs	279	—

Adjusted net income	$15,840	$12,060

	Three Months Ended March 31,
	2012	2011
Earnings per diluted share	$0.46	$0.33
Loss from discontinued operations, net of provision for income taxes	—	0.02

Earnings per diluted share from continuing operations	0.46	0.35
Acquisition related costs	0.01	—

Non-GAAP earnings per diluted share	$0.47	$0.35

With respect to the Company’s 2012 annual guidance, reconciliations of GAAP diluted earnings per share to Non-GAAP diluted earnings per share, net income to Adjusted net income, and net income to Adjusted EBITDA as projected for 2012 are not provided because the Company cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations for 2012 with certainty at this time.

INVESTOR DAY

CEB will hold its annual Investor Day for institutional investors and sell-side analysts at its Waterview headquarters in Arlington, Virginia on Thursday, May 17, 2012. At the Investor Day, members of the Company’s senior leadership team will review the Company’s business portfolio, strategy for growth, and financial performance. The Investor Day is by invitation only and registration is required. It will also be webcast live via the Internet on the Company’s web site at www.exbd.com and a replay will be available on our website following the event.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2012 annual guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2011 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of May 2, 2012, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY

By identifying and building on the proven best practices of the world’s best companies, CEB helps senior executives and their teams drive corporate performance. CEB offers comprehensive data analysis, research and advisory services that align to executive leadership roles and key recurring decisions. CEB tools, insights, and analysis empower member companies to focus efforts, move quickly, and address emerging and enduring business challenges with confidence. CEB’s client and member network includes 85 percent of the Fortune 500, 50 percent of the Dow Jones Asian Titans, and 70 percent of the FTSE 100. It spans more than 50 countries, 5,700 individual organizations, and 225,000 business professionals. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

(Unaudited)

Financial Highlights: (In thousands, except per share data)	Selected	Three Months Ended
	Percentage	March 31,
	Changes	2012	2011
Revenues	13.1%	$128,467	$113,623
Income from continuing operations	29.0%	$15,561	$12,060
Net income	37.1%	$15,561	$11,354
Adjusted net income	31.3%	$15,840	$12,060
Earnings per diluted share from continuing operations	31.4%	$0.46	$0.35
Non-GAAP earnings per diluted share	34.3%	$0.47	$0.35
Other Operating Statistics:
Contract Value (in thousands)*	10.3%	$490,213	$444,636
Member institutions	8.6%	5,731	5,275
Contract Value per member institution	1.5%	$85,535	$84,296
Wallet retention rate**		99%	104%

*	We define “Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
**	We define “Wallet retention rate,” at the end of the quarter, as the total current year Contract Value from prior year members as a percentage of the total prior year Contract Value.

THE CORPORATE EXECUTIVE BOARD COMPANY

Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)
Revenues	$128,467	$113,623
Cost and expenses:
Cost of services	43,651	39,786
Member relations and marketing	38,178	34,944
General and administrative	16,464	15,961
Depreciation and amortization	5,029	4,055

Total costs and expenses	103,322	94,746

Operating profit	25,145	18,877
Other income, net (1)	1,410	1,505

Income from continuing operations before provision for income taxes	26,555	20,382
Provision for income taxes	10,994	8,322

Income from continuing operations	15,561	12,060
Loss from discontinued operations, net of provision for income taxes	—	(706)

Net income	$15,561	$11,354

Basic earnings (loss) per share	$0.47	$0.33
Continuing operations	0.47	0.35
Discontinued operations	$—	$(0.02)
Diluted earnings (loss) per share	$0.46	$0.33
Continuing operations	0.46	0.35
Discontinued operations	$—	$(0.02)
Weighted average shares outstanding
Basic	33,327	34,351
Diluted	33,661	34,746
Percentages of Revenues
Cost of services	34.0%	35.0%
Member relations and marketing	29.7%	30.8%
General and administrative	12.8%	14.0%
Depreciation and amortization	3.9%	3.6%
Operating profit	19.6%	16.6%
Adjusted EBITDA (2)	24.9%	21.2%

(1)

Other income, net for the three months ended March 31, 2012 includes $0.1 million of interest income, a $1.1 million increase in the fair value of deferred compensation plan assets, and a $0.2 million foreign currency gain. Other income, net for the three months ended March 31, 2011 includes $0.3 million of interest income, a $0.6 million increase in the fair value of deferred compensation plan assets, and a $0.6 million foreign currency gain.

(2)	See “NON-GAAP Financial Measures” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Mar. 31, 2012	Dec. 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$208,699	$133,429
Marketable securities	3,748	3,794
Membership fees receivable, net	95,628	154,255
Deferred income taxes, net	17,255	17,844
Deferred incentive compensation	18,839	17,330
Prepaid expenses and other current assets	14,813	21,624

Total current assets	358,982	348,276
Deferred income taxes, net	17,360	20,490
Marketable securities	6,670	6,722
Property and equipment, net	82,337	80,981
Goodwill	40,287	29,492
Intangible assets, net	21,166	13,581
Other non-current assets	35,613	34,150

Total assets	$562,415	$533,692

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$35,723	$46,067
Accrued incentive compensation	41,482	37,884
Deferred revenues	308,749	284,935

Total current liabilities	385,954	368,886
Deferred income taxes	1,354	1,436
Other liabilities	85,870	83,806

Total liabilities	473,178	454,128
Total stockholders’ equity	89,237	79,564

Total liabilities and stockholders’ equity	$562,415	$533,692

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,561	$11,354
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,029	4,258
Deferred income taxes	1,326	1,535
Share-based compensation	1,968	2,004
Excess tax benefits from share-based compensation arrangements	(1,311)	(1,396)
Foreign currency translation gain	(180)	(695)
Amortization of marketable securities premiums	29	69
Changes in operating assets and liabilities:
Membership fees receivable, net	60,236	51,934
Deferred incentive compensation	(1,481)	(1,435)
Prepaid expenses and other current assets	7,358	(584)
Other non-current assets	(1,430)	(1,329)
Accounts payable and accrued liabilities	(13,016)	(10,413)
Accrued incentive compensation	3,470	(2,009)
Deferred revenues	23,765	30,378
Other liabilities	769	1,317

Net cash flows provided by operating activities	102,093	84,988
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,082)	(2,602)
Acquisition of businesses, net of cash acquired	(20,982)	—
Cost method investment	—	(150)

Net cash flows used in investing activities	(22,064)	(2,752)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	771	774
Proceeds from the issuance of common stock under the employee stock purchase plan	128	108
Excess tax benefits from share-based compensation arrangements	1,311	1,396
Purchases of treasury shares	(1,570)	(1,786)
Payment of dividends	(5,833)	(5,145)

Net cash flows used in financing activities	(5,193)	(4,653)
Effect of exchange rates on cash	434	567

NET INCREASE IN CASH AND CASH EQUIVALENTS	75,270	78,150
Cash and cash equivalents, beginning of period	133,429	102,498

Cash and cash equivalents, end of period	$208,699	$180,648